Exhibit 99.1

Aspen Aerogels Secures Broad Injunctions Against Chinese Manufacturers

German court again finds Chinese aerogel products infringe Aspen’s European patents

NORTHBOROUGH, Mass., August 11, 2020— Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen”) announced today that it won broad infringement cases against Nano Tech Co., Ltd. (“Nano”) in the Mannheim Regional Court in Germany. The Mannheim Court issued judgments on July 31, 2020 finding that Nano’s sale of aerogel products infringed two of Aspen’s European patents, EP2422950B1 and EP2415577B1, as extended to Germany. The Mannheim Court also issued injunctions prohibiting the offer, distribution, use or import of infringing products in Germany and held Nano liable to Aspen for damages. Importantly, these judgments and injunctions apply to aerogel sheets of all sizes or shapes manufactured by Nano and subject to the patent claims. The decisions are subject to appeal.

The Mannheim Court had previously found Guangdong Alison Hi-Tech Co. Ltd. (“Alison”) to have infringed the same patents in connection with aerogel sheets and issued similar injunctions against the offer, distribution, use or import of Alison’s aerogel materials. In addition, the German Federal Patent Court in Munich previously found the patent claims asserted against Alison and Nano to be valid. These decisions are now final and not subject to appeal.

“Our core strategy is to invest in the research, development, commercialization and protection of our aerogel technology platform worldwide. Our patent portfolio has been validated in forums in the United States, Europe and Asia and the Chinese manufacturers have been repeatedly found to infringe our patents,” said Don Young, President and CEO of Aspen.

“Nano and Alison’s aerogel sheets and any parts, packages, panels or products derived from these aerogel sheets, violate Aspen’s patents, irrespective of the explanations, excuses or assertions made by the Chinese manufacturers, their European distributors or other resellers. We have a simple message to anyone considering the purchase, import, use or resale of infringing aerogel products: such actions violate the law. We remain firmly committed to enforcing our intellectual property and will take appropriate action against anyone that infringes our patents,” concluded Mr. Young.

About Aspen Aerogels, Inc.

Aspen is the global leader in aerogel technology. The company’s mission is to enable its customers and partners to achieve their own objectives around the global megatrends of resource efficiency and sustainability. Aspen’s Cryogel® and Pyrogel® products are valued by the world’s largest energy infrastructure companies. Aspen’s Spaceloft® products provide building owners with industry-leading energy efficiency including options for a safe, non-combustible fire rating. The company’s strategy is to partner with world-class industry leaders to leverage its aerogel technology platform into additional markets, including the electric vehicle market. Headquartered in Northborough, Mass., Aspen manufactures its products at its East Providence, R.I. facility. For more information, please visit www.aerogel.com

Media Contact

John F. Fairbanks

Chief Financial Officer

+1 508-691-1150

jfairbanks@aerogel.com

Special Note Regarding Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. These statements are not historical facts but rather are based on Aspen’s current expectations, estimates and projections regarding Aspen’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things: (i) the outcome of any appeals process in connection with patent enforcement actions; (ii) beliefs about Aspen’s intellectual property and technology strategy and its implementation; (iii) beliefs about Aspen’s aerogel technology platform and resulting commercial opportunities; (iv) beliefs about Aspen’s plans or intentions to take patent enforcement actions; (v) expectations about the cost, timing or likelihood of success of Aspen’s patent enforcement actions and validity challenges; (vi) beliefs about Aspen’s ability to fund necessary patent enforcement or defense actions. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: any failure to enforce any of Aspen’s patents; any future finding of invalidity of any patent in any jurisdiction or on appeal; any failure to obtain sufficient additional capital to pursue Aspen’s technology, patent enforcement, or patent defense strategy; the competition Aspen faces in its business; the loss of any direct customer, including distributors, contractors and OEMs; and the other risk factors discussed under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and filed with the Securities and Exchange Commission (“SEC”) on March 6, 2020, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release, and Aspen does not intend to update this information unless required by law.